                                                                     Exhibit 3.2



                                           Adopted:             January 15, 1981
                                           As Amended:          April 18, 1985
                                                                April 12, 1988
                                                                April 11, 1989
                                                                October 15, 1990
                                                                April 16, 1991
                                                                January 19, 1993
                                                                October 19, 1993
                                                                July 18, 1995
                                                                April 16, 1997
                                                                January 21, 1998
                                                                May 1, 1998
                                                                January 18, 2001
                                                                July 6, 2004

                                     BYLAWS

                                       OF

                                TECO ENERGY, INC.

                                    ARTICLE I                   April 16, 1991
                            NAME AND PRINCIPAL OFFICE

         The name of the Corporation is TECO Energy, Inc., and its principal office is in Tampa, Florida.

                                   ARTICLE II
                                  SHAREHOLDERS

         SECTION 2.1. SHAREHOLDERS' MEETINGS. All meetings of the shareholders shall be held at the principal office of the Corporation in Tampa, Florida, except in cases in which the notice thereof designates some other place which may be either within or without the State of Florida.

                                                                April 11, 1989
                                                                January 21, 1998

         SECTION 2.2. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as shall be fixed from time to time by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

                                                                April 18, 1985
                                                                April 11, 1989
                                                                April 16, 1991
                                                                January 21, 1998

         SECTION 2.3. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation shall be held whenever called by the Chief Executive Officer, the President, any Vice President, the Board of Directors, or if demanded in writing delivered to the Secretary by the holder or holders of not less than 50 percent of all the shares entitled to vote at the meeting. A meeting so demanded by shareholders shall be called by the Secretary and held on the date fixed by the Board of Directors, which date shall not be less than 90 days after the demand is made. No business shall be brought before any special meeting except as specified in the written notice of meeting; provided, however, that nothing in this Section 2.3 shall be deemed to preclude discussion by any shareholder of any business properly brought before any special meeting.

                                      -2-
                                                                January 19, 1993

         SECTION 2.4. NOTICE OF MEETING. Written notice of each meeting of shareholders stating the date, time and place of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given in person, by electronic communication or by mail not less than ten
(10) nor more than sixty (60) days before the date of the meeting by or at the direction of the President, the Secretary or the officer or other persons calling the meeting to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class.

                                                                April 16, 1991

         SECTION 2.5. WAIVERS OF NOTICE. Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of these Bylaws, the Articles of Incorporation or the Florida Business Corporation Act, as the same may be from time to time in effect, a waiver thereof in writing signed by the person or persons entitled to such notice either before, at or after the meeting shall be deemed equivalent to the giving of such notice.

         A shareholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         SECTION 2.6. QUORUM. Except as otherwise provided in the Articles of Incorporation at any meeting of the shareholders, a majority of the outstanding shares of the stock of the Corporation issued and outstanding and entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Except as otherwise provided by law or in the Articles of Incorporation when a quorum is present at any meeting, a majority of the stock represented thereat shall decide any question properly brought before such meeting.

                                                                April 16, 1991
                                                                October 19, 1993

         SECTION 2.7. VOTING AND PROXIES. Each share of stock entitled to voting privileges shall entitle the holder of record thereof to one vote upon each proposal presented at any meeting of the shareholders except as otherwise provided in the Articles of Incorporation. Votes may be cast either in person or by proxy.

                                                                April 16, 1991

         SECTION 2.8. FIXING RECORD DATE OR CLOSING TRANSFER BOOKS. For the purpose of determining the shareholders for any purpose, the Board of Directors may either require the stock transfer books to be closed for up to 70 days or fix a record date not more than 70 days before the date on which the action requiring the determination is to be taken. However, a record date shall not precede the date upon which the resolution fixing the record date is adopted.

         When a determination of the shareholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         If no record date is so fixed and the stock transfer books are not so closed by the Board of Directors, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or entitled to receive payment of a dividend, or for any other purpose shall be:
(a) for the purpose of a meeting of the shareholders, the later of (i) the day 20 days before the day on which the notice of such meeting is mailed and (ii) the day on which the resolution of the Board of Directors authorizing the notice of such meeting is adopted; or (b) for the purposes of entitlement to receive payment of a dividend or for any other purpose, the day on which the resolution of the Board of Directors declaring such dividend or authorizing other action is adopted.

                                                                April 18, 1985

         SECTION 2.9. SHAREHOLDER ACTION. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                                                                April 12, 1988
                                                                April 16, 1991

         SECTION 2.10. CONTROL-SHARE ACQUISITION ACT. Section 607.0902 of the Florida Business Corporation Act shall not apply to control-share acquisitions (as defined in such section) of shares of the Corporation unless and until these Bylaws shall be amended to delete this Section 2.10.


                                                                April 11, 1989
                                                                October 15, 1990
                                                                May 1, 1998
                                                                January 18, 2001

         SECTION 2.11 NOTIFICATION OF SHAREHOLDER PROPOSED BUSINESS. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
Section 2.11.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         In addition, notwithstanding anything in this Section 2.11 to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual or special meeting must comply with Section 3.7 of these bylaws for such nominations to be properly brought before such meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. All business of the Corporation shall be managed by its Board of Directors who shall have full control of the affairs of the Corporation and may exercise all its powers except as otherwise provided by law and in the Articles of Incorporation. The Board of Directors shall have the authority to fix the compensation of the Directors unless otherwise provided in the Articles of Incorporation.

                                                                April 18, 1985

         SECTION 3.2. NUMBER, ELECTION AND TERMS. The number of Directors of the Corporation, which number shall be not less than three nor more than fifteen, shall be fixed from time to time by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. Such classes shall originally consist of one class of four Directors who shall be elected at the annual meeting of shareholders held in 1985 for a term expiring at the annual meeting of shareholders to be held in 1986; a second class of four Directors who shall be elected at the annual meeting of shareholders held in 1985 for a term expiring at the annual meeting of shareholders to be held in 1987; and a third class of five Directors who shall be elected at the annual meeting of shareholders held in 1985 for a term expiring at the annual meeting of shareholders to be held in 1988; with each class to hold office until its successor is elected and qualified. The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this
Section 3.2, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. All Directors shall be of full age. Directors need not be shareholders of the Corporation nor residents of the State of Florida.

         SECTION 3.3. CHAIRMAN. The Board of Directors in its discretion may elect a Chairman of the Board of Directors who when present shall preside at all meetings of the Board and who shall have such other powers as may at any time be prescribed by these Bylaws and by the Board of Directors.

                                                                July 18, 1995

         SECTION 3.4. MEETINGS. Regular meetings of the Board of Directors shall be held in such places and at such times either within or without the State of Florida as the Board may by vote from time to time determine; and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place either within or without the State of Florida whenever called by the Chief Executive Officer, the President, a Vice President or two or more Directors. Notice of a special meeting stating the date, time and place of the meeting shall be given by the Secretary or an Assistant Secretary or officer calling the meeting to each Director either by mail not less than

48 hours before the time of the meeting or by telephone or facsimile or other form of electronic communication on 24 hours' notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notwithstanding the foregoing, special meetings may be held without notice to any Director provided such Director is present at such meeting (except when such Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened) or waives notice thereof in writing either before or after the meeting.

         SECTION 3.5. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may fill vacancies on the Board of Directors as provided in Section 3.6 of these Bylaws; and a majority of Directors present though less than a quorum may adjourn any meeting of the Board of Directors from time to time to another time and place; and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat may decide any question brought before such meeting.

                                                                April 18, 1985

         SECTION 3.6. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may be otherwise provided for or fixed by or pursuant to any provisions of the Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of Directors by the shareholders and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.



                                                                April 18, 1985
                                                                October 15, 1990
                                                                May 1, 1998
                                                                January 18, 2001

         SECTION 3.7 NOTIFICATION OF NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.7 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.7.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation
(a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3.7. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                                                April 18, 1985

         SECTION 3.8. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate from their number an Executive Committee and one or more other committees, each of which to the extent provided by such resolution or these Bylaws and permitted by the laws of Florida shall have and may exercise the powers of the Board of Directors when the Board is not in session in the management of the business of the Corporation. All such committees shall report to the Board at or prior to each meeting of the Board all action taken by said committees since the preceding meeting of the Board. Each such committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof.

         The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate one or more Directors as alternate members of any such committee who may act in the place and stead of any member absent or disqualified from voting at any meeting of such committee.

                                                                April 18, 1985
                                                                April 16, 1991

         SECTION 3.9. CONSENT IN LIEU OF MEETING. Any action of the Board of Directors or of any committee thereof which is required or permitted to be taken at a meeting may be taken without a meeting if written consent setting forth the action so to be taken is signed by all of the members of the Board or the committee, as the case may be.

                                   ARTICLE IV
                                    OFFICERS

                                                                April 16, 1991
                                                                April 16, 1997

         SECTION 4.1. ELECTION. (APPOINTMENT). The officers of the Company shall be a President, a Treasurer, a Secretary, such other officers as the Board of Directors may in its discretion elect or appoint including, but not limited to, a Chairman of the Board, Vice Presidents, and assistant officers, and such assistant officers as the President may in his discretion appoint. The officers elected or appointed by the Board of Directors shall be elected or appointed by the Board of Directors from time-to-time, and a regular meeting of the Board of Directors may be held without notice for this purpose immediately after the annual meeting of the shareholders and at the same place. Assistant officers may be appointed by the President from time-to-time. All officers shall hold office until their successors shall be elected or appointed and shall qualify or until their earlier resignation, removal from office or death. Any vacancy however occurring in the offices of President, Treasurer or Secretary shall be, and any vacancy however occurring in any other office may be, filled by the Board of Directors. Any vacancy however occurring in the offices of assistant officers may also be filled by the President.

         The Board of Directors or the President may in their discretion from time-to-time also appoint divisional officers.


                                                                January 21, 1998
                                                                July 6, 2004

          SECTION 4.2. ELIGIBILITY. The Chief Executive Officer and the Chairman of the Board of Directors shall be Directors of the Corporation. The Vice Presidents, Secretary and the Treasurer and such other officers as may be elected or appointed may be, but need not be, Directors of the Corporation. Any person may hold two or more offices. For so long as the Corporation or any of its subsidiaries are impacted by 46 U.S.C. 802 et. seq., the President, Chief Executive Officer and Chairman of the Board, if any, shall be United States citizens.

         SECTION 4.3. CHIEF EXECUTIVE OFFICER. If a Chairman of the Board of Directors should be elected pursuant to these Bylaws, the Board of Directors shall designate either the Chairman of the Board of Directors or the President to be the Chief Executive Officer of the Corporation. If no such Chairman should be elected, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general charge of the business and affairs of the Corporation, the power to sign deeds and contracts for the Corporation, and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors. During the absence or incapacity of the Chairman of the Board of Directors if he shall have been designated Chief Executive Officer, the President shall be the Chief Executive Officer.

         SECTION 4.4. PRESIDENT AND VICE PRESIDENTS. The President, subject to the direction of the Board of Directors and of the Chairman of the Board of Directors (if such Chairman is the Chief Executive Officer), shall supervise the administration of the business and affairs of the Corporation. The President shall have the power to sign certificates of stock, bonds, deeds and contracts for the Corporation and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors. He shall preside at all meetings of the shareholders unless a Chairman of the Board of Directors shall have been elected, shall have been designated to be the Chief Executive Officer of the Corporation, and is present and presides at such shareholders' meeting. The President shall preside at all meetings of the Board of Directors when present, unless a Chairman of the Board of Directors has been elected and is present and presides at such Directors' meeting.

         Except as expressly limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, shall have the power to sign certificates of stock, bonds, deeds and contracts of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate.

         SECTION 4.5. SECRETARY. The Secretary of the Corporation shall be present at all meetings of the shareholders, the Board of Directors and the Executive Committee, respectively, shall keep an accurate record of the proceedings at such meetings in books provided for that purpose, which books shall be opened at all times during business hours for such inspection as is required by law, shall with the President or a Vice President sign certificates of stock, shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. An Assistant Secretary or a Secretary pro tempore may perform any of the Secretary's duties.

         SECTION 4.6. TREASURER. The Treasurer shall have the care and custody of the funds of the Corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office and shall give bond in such sum and with such sureties as may be required by the Board of Directors. He shall have the custody of all the money, funds and valuable papers and documents of the Corporation except his own bond, if any, which shall be in the custody of the Chief Executive Officer. He shall deposit all the funds of the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the Directors shall designate. He may endorse for deposit or collection all notes, checks, drafts and other obligations payable to the Corporation or its order. He may issue notes and accept drafts on behalf of the Corporation, and he shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation and together with all its property in his possession shall be subject at all times to the inspection and control of the Directors.

                                    ARTICLE V                   April 12, 1988
                                 INDEMNIFICATION                April 16, 1991
                                                                April 16, 1997

         Any person who is or was an officer, director or employee of the Company and who is or was a party to any threatened, pending or completed proceeding, by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company to the full extent permitted by law against all expenses and liabilities incurred in connection with such proceeding, including any appeal thereof. Such persons shall also be entitled to advancement of expenses incurred in defending a proceeding in advance of its final disposition to the full extent permitted by law, subject to the conditions imposed by law.

         Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the Company of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the person is not entitled to indemnification under this article. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the Company.

         The right of indemnification under this article shall be a contract right inuring to the benefit of the persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such persons existing at the time of such amendment or repeal.

         The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a person entitled to indemnification hereunder.

         As used in this article, the terms "Company", "other enterprises", "expenses", "liability", "proceeding", "agent" and "serving at the request of the Company" shall have the meanings ascribed to them in Section 607.0850 of the Florida Business Corporation Act or any successor statute.

         The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which persons entitled to indemnification hereunder may be entitled. Nothing contained in this article shall affect any rights to indemnification to which persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.


                                   ARTICLE VI
                            RESIGNATIONS AND REMOVALS

         SECTION 6.1. RESIGNATIONS. Any Director, officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary of the Corporation, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                                                April 18, 1985
                                                                April 16, 1991

         SECTION 6.2. REMOVAL. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of 80 percent of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class. The Board of Directors by vote of not less than a majority of the entire Board may remove from office any officer, assistant officer, agent or member of any committee whether elected or appointed by it or the Chief Executive Officer at any time with or without cause, and any assistant officer appointed by the Chief Executive Officer may likewise be removed by the Chief Executive Officer. Any such removal from office shall not affect the contract rights, if any, of the person so removed.

                                   ARTICLE VII
                       CAPITAL STOCK AND TRANSFER OF STOCK

                                                                April 16, 1997

         SECTION 7.1. STOCK CERTIFICATES. Every shareholder shall be entitled to have a certificate or certificates representing all shares of the capital stock of the Company to which such shareholder is entitled and, subject to applicable statutory requirements, in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Company or bearing a facsimile thereof, engraved, lithographed or printed, and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Company. If certificates of capital stock of the Company are manually signed on behalf of a Transfer Agent, the signatures of the officers of the Company may be facsimiles, engraved, lithographed or printed.

         If any officer who shall have signed or whose facsimile signature shall have been placed on a stock certificate shall have ceased to be such officer for any reason before such certificate shall have been issued, such certificate shall nevertheless be valid.

         SECTION 7.2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars.

         SECTION 7.3. TRANSFER OF STOCK. No transfer of the capital stock of the Corporation shall be valid against the Corporation, its shareholders (other than the transferor) and its creditors for any purposes (except to render the transferee liable for debts of the Corporation to the extent provided by law) until the transfer of such stock shall have been registered upon the Corporation's stock transfer books.

         Shares of capital stock shall be transferable on the books of the Corporation by assignment in writing signed by the holder of record thereof, his attorney legally constituted or his legal representatives upon surrender of the certificate or certificates therefor and subject to any valid restriction on the transfer thereof pursuant to law, the Articles of Incorporation, these Bylaws or any agreement to which the Corporation is a party. Except as otherwise required by law, neither the Corporation nor any transfer or other agent of the Corporation shall be bound to take notice of or recognize any trust, express, implied or constructive, or any charge or equity affecting any of the shares of the capital stock, or to ascertain or inquire whether any sale or transfer of any such share by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity or to recognize any person as having any interest therein except the holder of record thereof at the time of any such determination.

         SECTION 7.4 LOSS OF CERTIFICATES. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                  ARTICLE VIII
                              BONDS AND DEBENTURES

         Every bond or debenture issued by the Corporation shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporate or other trustee designated by the indenture of trust or other agreement under which said security is issued, the signature of any of the Corporation's officers named herein may be facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may be issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                                   ARTICLE IX
                        CHECKS, DRAFTS AND CERTAIN OTHER
                      OBLIGATIONS FOR THE PAYMENT OF MONEY

         All notes and other evidences of indebtedness of the Corporation other than debentures or bonds shall be signed by such officers, agents or other persons as the Board of Directors shall by vote or resolution direct. All checks, drafts or other orders for the payment of money shall be signed by such officers, agents or other persons as the President or Treasurer may designate. The signature of any such officer, agent or other person so designated to sign checks, drafts or other orders for the payment of money may be facsimile if authorized by the President or the Treasurer.

                                    ARTICLE X
                                      SEAL

         The seal of the Corporation shall have the words "TECO Energy, Inc., Florida, 1981, Corporate Seal" inscribed thereon and may be a facsimile, engraved, printed or an impression seal.

                                   ARTICLE XI                   April 18, 1985
                                   AMENDMENTS

         The Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these Bylaws, or adopt such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, provided that any such alteration, amendment, repeal or adoption shall not be inconsistent with the Articles of Incorporation. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by shareholders at any regular or special meeting of shareholders only if such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class; provided that notice of such proposed alteration, amendment, repeal or adoption shall be included in the notice of such meeting.